AMENDMENT NO. 1

to

PATENT LICENSE AGREEMENT

(Originally Dated March 2, 2017)

This AMENDMENT NO. 1 to PATENT LICENSE AGREEMENT entered into between Lee Kao and Thao Kao (collectively, “Inventor”), Shongkawh, LLC, a Minnesota limited liability company (“Assignee”), and SecureTech Innovations, Inc., a Wyoming corporation (“Licensee”), (collectively, “Amendment”) is made and effective as of this 13th day of March, 2024.

NOW, THEREFORE, the Parties hereto agree as follows:

1.SECTION 3.1 is amended in its entirety to read as follows:

“Royalty Payment. For the rights granted in this Agreement, and subject to Section 3.3 herein below, Licensee shall pay Licensor a royalty payment of one dollar (US$1.00) per annum.”

2.SECTION 3.2 is amended in its entirety to read as follows:

“Reserved. This section is reserved for future amendment.”

3.SECTION 3.3 is amended in its entirety to read as follows:

“Payment. Payment of royalties shall be made to Licensor not later than the thirtieth (30th) day ("Due Date") after the end of each calendar year to which a royalty payment is earned and due.”

[Signatures on Following Page]

Amendment No. 1 to Patent License Agreement

Shongkawh, LLCPage 1 of 2

SIGNATURES

IN WITNESS WHEREOF, the parties, by their duly authorized representative, have caused this Agreement to be executed on this 13th day of March, 2024.

INVENTOR/LICENSOR: /s/ Lee Kao Lee Kao	INVENTOR/LICENSOR: /s/ Thao Kao Thao Kao

ASSIGNEE/LICENSOR: /s/ Lee Kao Lee Kao President and Chief Executive Officer Shongkawh, LLC	LICENSEE: /s/ Lee Kao Lee Kao President and Chief Executive Officer Securetech, Inc.

Amendment No. 1 to Patent License Agreement

Shongkawh, LLCPage 2 of 2